Exhibit 99.2

FOR IMMEDIATE RELEASE

Authentidate Holding Corp. Announces Correction to Registered Direct Offering Proceeds to Approximately $2.17 Million

BERKELEY HEIGHTS, NJ

August 29, 2014

Authentidate Holding Corp. (Nasdaq: ADAT), a provider of secure web-based software applications and telehealth products and services for healthcare organizations is providing this release to correct the previously announced gross proceeds for its direct placement to approximately $2.17 million of common stock and warrants. A prior release had indicated the gross proceeds were approximately $2.47 million.

The unit price of $0.71 per share and warrant for new investors and $0.75125 per share and warrant for certain affiliated investors did not change.

In the transaction, Authentidate will issue a total of 3,041,455 shares of common stock and common stock warrants to purchase up to 1,003,678 shares of common stock. The warrants will be exercisable commencing on the six month anniversary of the date on which they are issued and have an exercise price of $0.8875 per share. The warrants will expire on the 5 year anniversary of the initial exercise date.

As previously reported, the company expects to complete the offering on or about September 3, 2014. Proceeds from the offering will be used for working capital and general corporate purposes. Certain officers and directors of the company, as well as its largest stockholder, participated in the transaction.

The offering is being made pursuant to a prospectus supplement included as part of a shelf registration statement filed with the Securities and Exchange Commission that was declared effective on December 11, 2012. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Copies of the prospectus and prospectus supplement may be obtained from Authentidate Holding Corp., 300 Connell Drive, 5th Floor, Berkeley Heights, N.J. 07922, attention: Chief Financial Officer, or by calling (908) 787-1700

About Authentidate Holding Corp.

Authentidate Holding Corp. is a provider of secure web-based software applications and telehealth products and services that enable healthcare organizations to coordinate care for patients and enhance related administrative and clinical workflows. Authentidate’s products and services enable healthcare organizations to increase revenues, reduce costs and enhance patient care by eliminating paper and manual work steps from clinical and administrative processes. Authentidate’s telehealth solutions combine patient vital signs monitoring with a web application that streamlines patient care management. Delivered as Software as a Service (SaaS), customers only require an Internet connection and web browser to access our web-based applications thereby utilizing previous investments in systems and technology. The company’s healthcare customers and users include leading homecare companies, health systems, physician groups and governmental entities. These organizations utilize the company’s products and services to coordinate care for patients outside of acute-care.

For more information, visit the company’s website at www.authentidate.com

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the company’s ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the company or any other person that the objectives and plans of the company will be achieved.

Authentidate, Inscrybe and InscrybeMD are registered trademarks of Authentidate Holding Corp. All other trade names are the property of their respective owners.

Media Contacts: James Carbonara, Hayden IR, james@haydenir.com (646) 755-7412

Brett Maas, Hayden IR, Brett@haydenir.com (646) 536-7331

Source: Authentidate Holding Corp.